Exhibit 16

March 20, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made Homeowners Choice, Inc. (copy attached) which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Homeowners Choice, Inc. dated March 20, 2013. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

HACKER, JOHNSON & SMITH PA

/s/ Hacker, Johnson & Smith PA

500 North Westshore Boulevard, Post Office Box 20368, Tampa, Florida 33622-0368, (813) 286-2424

A Registered Public Accounting Firm